UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 16, 2020

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Minnesota	000-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)
14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	MTSC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On April 16, 2020, MTS Systems Corporation (the “Company”) issued a press release announcing preliminary results of operations and financial condition for the fiscal quarter ended March 28, 2020, the second quarter of the Company’s 2020 fiscal year. The Company also announced that it is withdrawing previously-issued guidance for the 2020 fiscal year and suspending its quarterly dividend.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Company’s press release in connection with the announcement. The information in this Item 2.02, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 16, 2020, the Company announced global workforce reductions and facility closures, including the reorganization of our European operations, in the Company's Test & Simulation segment. These changes are designed to increase organizational effectiveness, gain operational efficiencies and provide cost savings that can be reinvested in growth initiatives.

The Company estimates that it will incur a total of approximately $7.0 to $10.6 million of pre-tax expenses related to this action, of which approximately $7.0 million to $10.4 million will require a cash outlay. Of the total amount, approximately $7.0 million to $10.0 million is estimated for pre-tax severance and related expenses and up to $0.6 million is estimated for pre-tax facility closure costs. Based on required notice period requirements, expenses associated with this action are expected to be recognized throughout fiscal year 2020, beginning in the second quarter, and the first half of fiscal year 2021. The Company anticipates this action to be completed within the next twelve months with the majority of cash paid in the first half of fiscal year 2021.

Forward-looking Statements
This Item 2.05 contains "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Statements made using words such as "may," "will," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions are intended to identify forward-looking statements. Such statements include, but are not limited to, statements about anticipating timing and expenses for the restructuring and other statements that are not historical facts. These statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause the Company's actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on the Company's website at www.mts.com or on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date on which statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In response to the current business environment as impacted by COVID-19, the Company is taking several precautionary measures and adjusting its operational needs, including a significant reduction of expense. As part of these measures, effective April 16, 2020, cash compensation for the Company's Board of Directors and the base salaries of its Chief Executive Officer and other named executive officers will be temporarily reduced. Each member of the Company's Board of Directors will take a temporary reduction of their cash compensation of 20%. Dr. Jeffrey A. Graves, President and Chief Executive Officer, will take a temporary reduction in his base salary of 20%. Brian T. Ross, Executive Vice President and Chief Financial Officer; Steven B. Harrison, Executive Vice President and President, Test & Simulation; and David T. Hore, Executive Vice President, Sensors will each take a temporary reduction in their base salaries of at least 15%.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being furnished herewith:

99.1	Press Release dated April 16, 2020 providing an update on business for the fiscal quarter ended March 28, 2020 and actions taken to address the effects of the Covid-19 pandemic.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date:	April 16, 2020	By:	/s/ BRIAN T. ROSS
Brian T. Ross
Executive Vice President and Chief Financial Officer

4